Exhibit 10.1

Twitter, Inc.

0.25% Convertible Senior Notes Due 2024

Purchase Agreement

June 6, 2018

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As representatives of the several Purchasers

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Twitter, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom you are acting as representatives (the “Representatives”), an aggregate of $1,000,000,000 principal amount of its 0.25% Convertible Senior Notes due 2024 (the “Firm Securities”), and at the option of the Representatives on behalf of the Purchasers, up to an aggregate of $150,000,000 additional principal amount of 0.25% Convertible Senior Notes due 2024 (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Securities”. The Securities will be convertible into cash, shares (the “Underlying Shares”) of common stock of the Company, par value $0.000005 per share (“Stock”) or a combination of cash and Underlying Shares, at the Company’s election.

In connection with the offering of the Firm Securities, the Company is separately entering into convertible note hedge transactions and warrant transactions with one or more counterparties, which may include the Purchasers or affiliates thereof (each, a “Call Spread Counterparty”), in each case pursuant to a convertible note hedge confirmation (a “Base Bond Hedge Confirmation”) and a warrant confirmation (a “Base Warrant Confirmation”), respectively, each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Optional Securities, the Company and each Call Spread Counterparty may enter into additional convertible note hedge transactions and additional warrant transactions, in each case pursuant to an additional convertible note hedge confirmation (an “Additional Bond Hedge Confirmation”) and an additional warrant confirmation (an “Additional Warrant Confirmation”), respectively, each to be dated the date on which the option granted to the Purchasers pursuant to Section 2 hereof to purchase such Optional Securities is exercised (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and, together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a) A preliminary offering memorandum, dated June 6, 2018 (the “Preliminary Offering Memorandum”), and an offering memorandum, dated June 6, 2018 (the “Offering Memorandum”), have been prepared in connection with the offering of the Securities and Underlying Shares, if any, issuable upon conversion thereof. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Memorandum”. Any reference to the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the Exchange Act Reports). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(b) For the purposes of this Agreement, the “Applicable Time” is 4:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Memorandum as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(b) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)(i)) listed on Schedule II(d) hereto) does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Memorandum; and, since the respective dates as of which information is given in the Pricing Memorandum, there has not been any change in the capital stock (other than as a result of the exercise of stock options, the vesting of restricted stock units or the granting of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Memorandum or the repurchase of shares of Stock which were issued pursuant to the early exercise of stock options by option holders or pursuant to agreements in connection with which the Company acquired businesses or assets from third parties and are subject to repurchase by the Company) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than, in each case, as set forth or contemplated in the Pricing Memorandum;

(d) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property which is addressed exclusively in subsection (aa)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each “significant subsidiary” of the Company (each, a “Significant Subsidiary”), as defined in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Act”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(f) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are non-assessable; the Underlying Shares issuable upon conversion of the Securities (assuming physical settlement of all conversions after taking into account the maximum make-whole adjustment under the Indenture) have been duly authorized and reserved for issuance upon conversion of the Securities and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Offering Memorandum; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for such liens, encumbrances, equities or claims that would not reasonably be expected to have a Material Adverse Effect;

(g) The Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered in accordance with the indenture relating to the Securities to be dated as of June 11, 2018 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued, and delivered and paid for pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(h) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, such Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms and entitled to the benefits provided by the Indenture; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(i) Prior to the date hereof, the Company, has not and to its knowledge none of its affiliates acting on its behalf, has taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Certificate of Incorporation, Bylaws or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) for such violations that would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and listing of the Underlying Shares;

(k) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation, Bylaws or similar organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B) for such defaults as would not, individually or in the aggregate have a Material Adverse Effect;

(l) The statements set forth in the Pricing Memorandum and the Offering Memorandum under the caption “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the captions, “Certain U.S. Federal Income Tax Considerations”, and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize the matters set forth therein in all material respects;

(m) Other than as set forth in the Pricing Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or, to the Company’s knowledge, of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act (“Rule 144A”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, and will be eligible for resale under Rule 144A;

(o) The Company is subject to Section 13 or 15(d) of the Exchange Act;

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the transactions contemplated by the Call Spread Confirmations, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) This Agreement has been duly authorized, executed and delivered by the Company;

(r) Neither the Company nor any person acting on its behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act (other than by means of a Permitted General Solicitation, as defined below);

(s) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(t) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is designed to comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States (“U.S. GAAP”). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(x) The financial statements of the Company, together with the related schedules and notes, included in each of the Pricing Disclosure Package and the Offering Memorandum present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved;

(y) The Company and its subsidiaries own or possess sufficient rights to use all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) used in, held for use in or necessary for the conduct of the business now operated by them, except where the failure to own or possess any of the foregoing would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice or claim alleging any infringement, misappropriation, violation of or conflict with any such rights of others, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any party challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company or its subsidiaries, and all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, is valid and enforceable, and is owned free and clear of all liens, encumbrances, defects or other restrictions. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries;

(z) The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations, and with respect to all such information, the Company and its subsidiaries have taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and other than as set forth in the Pricing Memorandum, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(aa) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate have a Material Adverse Effect;

(bb) The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Memorandum (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit except, in each case, as would not individually or in the aggregate have a Material Adverse Effect;

(cc) Except as described in or incorporated by reference into the Pricing Memorandum, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary;

(dd) The Company and each of its subsidiaries have filed all U.S. federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect; neither the Company nor any of its subsidiaries have notice or knowledge of any unpaid tax deficiency which is reasonably expected to be determined adversely to the Company or its subsidiaries and would reasonably be expected to have a Material Adverse Effect;

(ee) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes or materials, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate have a Material Adverse Effect;

(ff) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would individually or in the aggregate have a Material Adverse Effect;

(gg) The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged;

(hh) Neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s knowledge, any affiliate of the Company or any of its subsidiaries or any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to corruptly influence official action or secure an improper advantage for the Company; and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws in all material respects;

(ii) The operations of the Company and its subsidiaries are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(jj) (A) Neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea and Syria);

(B) The Company will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(C) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and

(kk) There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) 98.98% of the principal amount of the Securities (the “Purchase Price”), plus accrued interest, if any, from June 11, 2018 to the First Time of Delivery (as defined in Section 4 hereof), the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the Purchase Price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000), determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities that such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Purchasers the right to purchase at their option up to $150,000,000 aggregate principal amount of Optional Securities, solely to cover over-allotments, at the purchase price set forth in clause (a) of the first paragraph of this Section 2 plus accrued interest, if any, from June 11, 2018 to such Subsequent Time of Delivery (as defined in Section 4 hereof). Any such election to purchase Optional Securities may be exercised by written notice from the Representatives on behalf of the Purchasers to the Company, given within a period of 30 calendar days from the date of this Agreement, setting forth the aggregate principal amount of each series of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than three or later than ten New York Business Days (as defined below) after the date of such notice.

3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

(a) it will sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b) It is a QIB within the meaning of Rule 144A under the Act or an Institutional Accredited Investor, within the meaning of Rule 501(a) under the Act; and

(c) Neither it nor any of its affiliates or any other person acting on its or their behalf will solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(1)(2) of the Securities Act.

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman Sachs & Co. LLC at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to each Time of Delivery (as defined below) at the office of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 11, 2018 or such other time and date as the Representatives and the Company may agree upon in writing, and with respect to the Optional Securities, 9:30 a.m. New York City time, on the date specified by you in the written notice given by the Representatives of the Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing; provided, however, that such delivery date must be at least three New York Business Days (as defined below) after such written notice is given and may not be earlier than the First Time of Delivery (as defined below) nor later than ten New York Business Days (as defined below) after the date of such notice; provided further, that solely with respect to an Optional Securities written notice that is delivered prior to the First Time of Delivery, the related Time of Delivery (as defined below) must be at least one New York Business Day after the written notice is given. Such time and date for delivery of the Firm Securities are herein called the “First Time of Delivery”, any such time and date for delivery of the Optional Securities, if not the First Time of Delivery, are herein called a “Subsequent Time of Delivery”, and each such time and date for delivery are herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Purchasers:

(a) To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Underlying Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in such jurisdiction in which it was not otherwise subject to taxation as a foreign corporation;

(c) To furnish the Purchasers with written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities (whose name and address the Purchasers shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

(d) During the period beginning from the date hereof and continuing until the date that is 60 days after the date of the Offering Memorandum, not to (i) offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (a) the issuance of Securities to be sold hereunder, the issuance of Underlying Shares upon the conversion of the Securities, and the entry into, or the issuance by the Company of any Stock upon settlement or termination of, the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Pricing Memorandum, (c) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s stock plans that are described in the Pricing Memorandum, (d) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (ii) the Company’s joint ventures, commercial relationships and other strategic transactions or (e) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s stock plans that are described in the Pricing Memorandum or any assumed employee benefit plan contemplated by clause (d); provided that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (d) shall not exceed 10% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided, further, that in the case of clause (d), (i) that each recipient of any such securities issued pursuant thereto shall agree to transfer restrictions substantially to the effect set forth in Annex B hereto and (ii) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without your prior written consent;

(e) Not to be or become, at any time prior to the expiration of two years after the First Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities designated by such holders, information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company may satisfy the requirements of this subsection (g) by electronically filing such reports or information through EDGAR as long as the Company files all reports required under Section 13 or 15(d) of the Exchange Act;

(h) The Company will not, and will not permit any of its controlled “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act) for a period of one (1) year after the last date of issuance of such Securities;

(i) To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Memorandum under the caption “Use of Proceeds”;

(j) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(k) To use its reasonable best efforts to list for trading, subject to notice of issuance, the Underlying Securities on the New York Stock Exchange.

6. (a) (i) The Company represents and agrees that, without the prior consent of the Representatives, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”);

(ii) each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus”, as defined in Rule 405 under the Act (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii) any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and the Representatives, is listed as applicable on Schedule II(b), Schedule II(c) or Schedule II(d) hereto, respectively.

7. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the Underlying Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Securities, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Underlying Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonably documented fees and disbursements of one counsel in each jurisdiction for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (such fees not to exceed $10,000); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the listing of the Underlying Securities; (viii) any other costs and expenses related to the transfer and delivery of the Securities to the Purchasers, including any transfer taxes or other taxes payable thereon; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Davis Polk & Wardwell LLP, counsel for the Purchasers, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(c) On the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof (the executed copy of the letter delivered on the date of this Agreement is attached as Annex A hereto) and the bring-down letter to be delivered at each Time of Delivery shall be in form and substance reasonably satisfactory to the Representatives;

(d) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Memorandum, and (ii) since the respective dates as of which information is given in the Pricing Memorandum there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, the vesting of restricted stock units or the granting of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Memorandum or the repurchase of any shares of Stock which were issued pursuant to the early exercise of stock options by option holders or pursuant to agreements in connection with which the Company acquired businesses or assets from third parties and are subject to repurchase by the Company) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Memorandum;

(e) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum;

(f) The Underlying Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(g) The Company shall have obtained and delivered to the Purchasers executed copies of a lock-up agreement in the form attached hereto as Annex B from each of the parties listed on Schedule I thereto;

(h) The chief financial officer of the Company shall have furnished to you a certificate, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you;

(i) The Purchasers shall have received an executed original copy of the Indenture;

(j) The Securities shall be eligible for clearance and settlement through the facilities of DTC; and

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request. The officer(s) signing and furnishing such certificate(s) may rely on his or her knowledge as to proceedings threatened.

9. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

(b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and each Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it pursuant to this Agreement and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act and each broker-dealer affiliate of each Purchaser; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at the applicable Time of Delivery. If within thirty-six hours after such default by any Purchaser the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Memorandum which in the opinion of the Representatives may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligation of the Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(e)), the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all documented out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the representative at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: General Counsel; and if to any stockholder that has delivered a lock-up letter described in Section 8(g) hereof shall be delivered or sent by mail to his, her or its respective address provided in Section III hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours, TWITTER, INC.

By: /s/ Ned Segal Name: Ned Segal Title: Chief Financial Officer

Accepted as of the date hereof: Goldman Sachs & Co. LLC

By: /s/ Daniel Young Name: Daniel Young Title: Managing Director

Morgan Stanley & Co. LLC

By: /s/ David Oakes Name: David Oakes Title: Managing Director

J.P. Morgan Securities LLC

By: /s/ Sudheer Tegulapalle Name: Sudheer Tegulapalle Title: Managing Director

On behalf of each of the Purchasers

[Signature Page to Purchase Agreement]

SCHEDULE 1

Purchaser	Principal Amount of Securities to be Purchased
Goldman Sachs & Co. LLC	$420,000,000
Morgan Stanley & Co. LLC	340,000,000
J.P. Morgan Securities LLC	160,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
Wells Fargo Securities, LLC	30,000,000
Allen and Company LLC	20,000,000
Total	$1,000,000,000

SCHEDULE II

(a)	Additional Documents Incorporated by Reference:
None.

(b)	Company Supplemental Disclosure Documents:
Term Sheet setting forth the final terms of the Securities, substantially in the form attached hereto as Schedule III.

(c)	Purchaser Supplemental Disclosure Documents:
None.

(d)	Permitted General Solicitation Materials:
None

SCHEDULE III

[Term Sheet]

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED JUNE 6, 2018

TWITTER, INC.

$1,000,000,000 0.25% CONVERTIBLE SENIOR NOTES DUE 2024

The information in this pricing term sheet supplements Twitter, Inc.’s preliminary offering memorandum, dated June 6, 2018 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer to Twitter, Inc. and not to its consolidated subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Twitter, Inc.

Ticker/Exchange for Common Stock:	“TWTR”/The New York Stock Exchange.

Securities:	0.25% Convertible Senior Notes due 2024 (the “notes”).

Principal Amount:	$1,000,000,000.

Option to Purchase Additional Notes:	$150,000,000.

Denominations:	$1,000 and multiples of $1,000 in excess thereof.

Ranking:	Senior unsecured.

Maturity:	June 15, 2024, unless earlier repurchased or converted.

No Redemption at Our Option:	We may not redeem the notes at our option prior to the relevant maturity date, and no “sinking fund” is provided for the notes.

Fundamental Change:	If a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurs at any time prior to the relevant maturity date, subject to certain conditions, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amounts thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Interest and Interest Payment Dates:	0.25% per year.

Interest will accrue from June 11, 2018 and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2018.

Regular Record Dates:	June 1 and December 1 of each year, immediately preceding the relevant June 15 or December 15 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from June 11, 2018 if settlement occurs after that date.

Last Reported Sale Price of Our Common Stock on June 6, 2018:	$40.10 per share.

Initial Conversion Rate:	17.5001 shares of common stock per $1,000 principal amount of notes, subject to adjustment.

Initial Conversion Price:	Approximately $57.14 per share, subject to adjustment.

Conversion Premium:	Approximately 42.5% above the last reported sale price of our common stock on June 6, 2018.

Settlement Method:	Cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Wells Fargo Securities, LLC
Allen & Company LLC

Pricing Date:	June 6, 2018.

Trade Date:	June 7, 2018.

Expected Settlement Date:	June 11, 2018 (T+2).

CUSIP Number (144A):	90184L AE2

ISIN (144A):	US90184LAE20

Listing:	None.

Convertible Note Hedge and Warrant Transactions:	In connection with the pricing of the notes, we entered into convertible note hedge transactions with certain of the initial purchasers or their affiliates or other financial institutions, whom we refer to as the option counterparties. The convertible note hedge transactions are expected to reduce the potential dilution to our common stock upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. We also entered into warrant transactions with the option counterparties. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the applicable strike price of the warrants. If the initial purchasers exercise their over-allotment option to purchase additional notes, we may enter into additional convertible note hedge transactions and additional warrant transactions. See “Description of Convertible Note Hedge and Warrant Transactions” in the Preliminary Offering Memorandum.

Net Proceeds:	We estimate that the net proceeds from this offering will be approximately $989.0 million ($1,137.5 million if the initial purchasers exercise their over-allotment option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses.

Use of Proceeds:	We entered into convertible note hedge transactions with the option counterparties as described above. We also entered into warrant transactions with the option counterparties. We intend to use $70.6 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the sale of warrants pursuant to the warrant transactions).

We expect to use the remainder of the net proceeds for general corporate purposes, which may include the payment of amounts due upon conversion, at maturity or upon repurchase of the 2019 Notes.

If the initial purchasers exercise their over-allotment option to purchase additional notes, we may sell additional warrants and use a portion of the net proceeds from the sale of such additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions relating to the notes. We expect to use the remaining net proceeds for general corporate purposes. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole

Fundamental Change

Holders who convert their notes in connection with a make-whole fundamental change occurring prior to the maturity date of the notes may be entitled to an increase in the conversion rate for the notes so surrendered for conversion.

The following table sets forth the number of additional shares by which the conversion rate for the notes will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$40.10	$45.00	$50.00	$55.00	$57.14	$60.00	$70.00	$80.00	$100.00	$125.00	$150.00	$175.00
June 11, 2018	7.4375	6.0636	4.9928	4.1596	3.8591	3.5003	2.5394	1.8901	1.1045	0.5989	0.3313	0.1770
June 15, 2019	7.4375	6.0636	4.9386	4.0682	3.7562	3.3853	2.4027	1.7509	0.9829	0.5090	0.2703	0.1391
June 15, 2020	7.4375	6.0418	4.8464	3.9331	3.6082	3.2238	2.2207	1.5710	0.8326	0.4026	0.2001	0.0967
June 15, 2021	7.4375	5.9409	4.6676	3.7078	3.3700	2.9735	1.9591	1.3253	0.6422	0.2771	0.1219	0.0511
June 15, 2022	7.4375	5.7082	4.3382	3.3258	2.9757	2.5702	1.5677	0.9800	0.4045	0.1410	0.0473	0.0126
June 15, 2023	7.4375	5.2622	3.7316	2.6436	2.2814	1.8747	0.9520	0.4935	0.1396	0.0274	0.0025	0.0000
June 15, 2024	7.4375	4.7222	2.4999	0.6817	0.0007	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate for the notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $175.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $40.10 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 24.9376 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights —Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

[Remainder of Page Intentionally Blank]

CAPITALIZATION

The following table sets forth our unaudited cash, cash equivalents and short-term investments and consolidated capitalization as of March 31, 2018:

•	on an actual basis; and

•	on an as adjusted basis to give effect to (1) the issuance and sale of the notes in this offering (assuming the initial purchasers’ over-allotment option is not exercised), after deducting the initial purchasers’ discount and estimated offering expenses payable by us, and (2) the use of $70.6 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions, after such cost is partially offset by the proceeds from the warrant transactions.

	As of March 31, 2018
	Actual	As Adjusted
	(in thousands, except par value)
Cash, cash equivalents and short-term investments	$4,528,831	$5,447,221

Capital leases, long term	71,970	71,970
2019 notes(1)	858,888	858,888
2021 notes(1)	791,176	791,176
0.25% convertible senior notes offered hereby(2)	—	1,000,000

Total debt	1,722,034	2,722,034
Stockholders’ equity
Common stock—$0.000005 par value per share; 5,000,000 authorized, 752,037 shares issued and outstanding, actual and as adjusted(3)	4	4
Additional paid-in capital(1)(2)	7,831,429	7,831,429
Accumulated other comprehensive loss	(22,325)	(22,325)
Accumulated deficit	(2,598,672)	(2,598,672)

Total stockholders’ equity(1)	5,210,436	5,210,436
Total capitalization(1) (2)	$6,932,470	$7,932,470

(1)	In accordance with Accounting Standards Codification (“ASC”) 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s non-convertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal amount ($935.0 million in aggregate for the 2019 Notes and $954.0 million in aggregate for the 2021 Notes) over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes reflects the debt discount, initial purchasers’ discount or offering expenses that we are required to recognize in our consolidated balance sheet and the increase in additional paid-in capital and, therefore, the increase in total stockholders’ equity or total capitalization related to the 2019 Notes or the 2021 Notes.

(2)	The amount shown in the table above for the notes we are offering is the aggregate principal amount of the notes and does not reflect the debt discount, initial purchasers’ discount or offering expenses that we will be required to recognize in our consolidated balance sheet; nor does it reflect the increase in additional paid-in capital and, therefore, the increase in total stockholders’ equity and total capitalization, in each case, as would be required by ASC 470-20. Additionally, the additional paid-in capital and, therefore, total stockholders’ equity or total capitalization do not reflect the reduction from the net cost of the convertible note hedge transactions partially offset by the proceeds from the warrant transactions that are expected to be accounted for as equity instruments and not as derivatives.
(3)	The number of shares of common stock issued and outstanding is based on the number of shares outstanding as of March 31, 2018, and excludes:

•	4.4 million shares of common stock issuable upon the exercise of options outstanding at March 31, 2018;

•	28.7 million shares of common stock issuable upon the vesting of restricted stock units or performance-based restricted stock units outstanding at March 31, 2018;

•	152.8 million shares of common stock reserved for future issuance under our equity compensation plan at December 31, 2017; and

•	the shares of common stock reserved for issuance upon conversion of Existing Notes and the notes offered hereby and upon exercise of the warrants sold in connection with the issuance of the Existing Notes and warrants to be sold pursuant to the warrant transactions described in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to Investors” and “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the notes may be obtained by contacting (i) Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by emailing prospectus-ny@ny.email.gs.com; (ii) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by telephone at (866) 718-1649, or by emailing prospectus@morganstanley.com; or (iii) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

ANNEX A

[Form of Pricing Comfort Letter

of PricewaterhouseCoopers LLP.]

June 6, 2018

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, California 94103

and

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As representatives of the several Initial Purchasers named in Schedule I to the Purchase Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have audited:

1.	the consolidated financial statements of Twitter, Inc. (the “Company”) and subsidiaries as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in the Company’s annual report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”),

2.	the related financial statement schedule included in the Form 10-K and,

3.	the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017.

The consolidated financial statements and financial statement schedule referred to above are all incorporated by reference in the offering memorandum for $1.0 billion 0.25% convertible senior notes due 2024 (the “Notes”). Our report with respect thereto is also incorporated by reference in the offering memorandum. The offering memorandum dated June 6, 2018 and the preliminary offering memorandum dated June 6, 2018 are herein referred to as the “Offering Memorandum”.

This letter is being furnished in reliance upon your representation to us that:

a.	You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 (the “Act”).

b.	In connection with the offering of the Notes, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Memorandum:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	Company officials have advised us that the financial statements incorporated by reference in the Offering Memorandum are prepared in accordance with Regulation S-X of the SEC. In our opinion, the financial statements audited by us and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable sections of Regulation S-X.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2017; although we have conducted an audit for the year ended December 31, 2017, the purpose (and therefore the scope) of such audit was to enable us to express an opinion on the consolidated financial statements as of December 31, 2017 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of March 31, 2018 and the unaudited consolidated statements of operations, of comprehensive income (loss), and of cash flows for the three-month periods ended March 31, 2018 and 2017 included in the Company’s Form 10-Q incorporated by reference in the Offering Memorandum, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2017. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2017. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2017.

4.	For purposes of this letter, we have read the minutes of the 2018 meetings of the stockholders, the Board of Directors, the Audit Committee, the Compensation Committee, the Mergers and Acquisitions Committee, and the Corporate Governance and Nominating Committee of the Company as set forth in the minute books at June 4, 2018, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein except for the minutes or draft agendas of the May 31, 2018 Board of Directors meeting, the May 30, 2018 Compensation Committee meeting, the May 30, 2018 Corporate Governance and Nominating Committee meeting, and the March 27, 2018 and April 10, 2018 and April 13, 2018 Mergers and Acquisitions Committee meetings which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meetings, and have carried out other procedures to June 4, 2018 (our work did not extend to the period from June 5, 2018 to June 6, 2018, inclusive), as follows:

a.	With respect to the three-month periods ended March 31, 2018 and 2017, we have performed the procedures (completed on May 3, 2018) specified by the PCAOB for a review of interim financial information as described in AS 4105, Reviews of Interim Financial Information, on the unaudited consolidated balance sheet as of March 31, 2018 and the unaudited consolidated statements of operations, of cash flows and of comprehensive income (loss) for the three-month periods ended March 31, 2018 and 2017 incorporated by reference in the Offering Memorandum.

June 6, 2018
Twitter, Inc.	Page 2

b.	With respect to the period from April 1, 2018 to April 30, 2018, we have:

i.	read the unaudited consolidated financial data of the Company and subsidiaries for April of both 2018 and 2017, furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to April 30, 2018, were available. The financial information for April of both 2018 and 2017 is incomplete in that it omits the statements of cash flows and comprehensive income (loss) and other disclosures.

ii.	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b.(i) is stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.

The foregoing procedures do not constitute an audit conducted in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	any material modifications should be made to the unaudited consolidated financial statements described in 4.a., incorporated by reference in the Offering Memorandum, for them to be in conformity with generally accepted accounting principles or

b.	(i) at April 30, 2018, there was any change in capital stock, increase in long-term debt (defined as indebtedness for borrowed money with maturity greater than one year, excluding capital leases) or any decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown on the March 31, 2018 unaudited consolidated balance sheet incorporated by reference in the Offering Memorandum, or (ii) for the period from April 1, 2018 to April 30, 2018, there were any decreases, as compared to the corresponding period in the preceding year, in total revenue, income from operations or net income, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or may occur and except that the unaudited consolidated balance sheet as of April 30, 2018, which was furnished by the Company, showed a decrease from March 31, 2018 in consolidated net current assets and an increase in consolidated long-term debt as follows (in thousands of dollars):

	Long-term Debt	Net Current Assets
March 31, 2018	$1,650,064	$4,880,581
April 30, 2018	$1,657,919	$4,853,998

June 6, 2018
Twitter, Inc.	Page 3

6.	As mentioned in 4.b., Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to April 30, 2018, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2018, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at June 4, 2018 there was any change in capital stock, increase in long-term debt (defined as indebtedness for borrowed money with maturity greater than one year, excluding capital leases) or stockholders’ equity, or decrease in consolidated net current assets (working capital) of the Company and its subsidiaries as compared with amounts shown in the March 31, 2018 unaudited consolidated balance sheet incorporated by reference in the Offering Memorandum; or (b) for the period from April 1, 2018 to June 4, 2018, there were any decrease, as compared with the corresponding period in the preceding year, in total revenue or increase in the total or per-share amounts of net loss.

Those officials referred to above stated that they cannot comment on any such changes, increases or decreases, in capital stock, stockholders’ equity, consolidated net current assets, total revenue, or the total or per share amounts of net loss for the periods referred to above.

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in long-term debt, except in all instances for changes, increases or decreases which the Offering Memorandum discloses that have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Memorandum and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information incorporated by reference in the Offering Memorandum as being compliant with the requirements of Regulation G or S-K 10.

A	Compared or recomputed from a corresponding amount included in the Company’s audited consolidated financial statements as of December 31, 2017 and 2016 and for the three years ended December 31, 2017 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for the corresponding date or period indicated, incorporated by reference in the Offering Memorandum, adjusted where appropriate for rounding or aggregation and found such amounts to be in agreement.

B	Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

It should be noted that Adjusted EBITDA and Non-GAAP net income (loss) are not measures of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of Adjusted EBITDA and Non-GAAP net income (loss) or their usefulness for any purposes.

June 6, 2018
Twitter, Inc.	Page 4

C	Compared or recomputed from a schedule prepared by the Company from its accounting records and found such amounts (expressed in U.S. dollars or as number of stock options, number of restricted stock units or price per option) to be in agreement. We (a) compared the amounts to the corresponding amount appearing in the Company’s accounting records and found such amounts to be in agreement after giving effect to rounding or aggregation, if applicable, and (b) determined that the schedule was mathematically correct.

We make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation or the number of stock options which are vested or currently exercisable.

C1	Compared with a corresponding amount included in the Company’s accounting records and found such amount to be $38,708,452.

C2	Compared with a corresponding amount included in the Company’s accounting records and found such amount to be $11.94.

D	Compared to or recomputed from a schedule prepared by the Company from its accounting records for the corresponding date or period indicated and found such amounts to be in agreement. We (a) compared the amounts on the schedule to the corresponding amount appearing in the Company’s accounting records and found such amounts to be in agreement after giving effect to aggregation or rounding, if applicable, and (b) determined that the schedule was mathematically correct.

As applicable, we make no comment as to the reasons included in the respective document for any increase or decrease in the amounts or percentages from one period to the next.

E	Compared with or recomputed from a corresponding amount in the Company’s payroll accounting records and found such amounts to be in agreement, after giving effect to rounding or aggregation, if applicable.

We make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation. We make no comments as to classification of amounts as “salary” or “bonus”, or that such amounts were earned, paid or accrued for any of the periods presented.

F	Compared to or recomputed from a schedule prepared by the Company from its accounting records and noted that advertising revenue from mobile devices was 93% of total advertising revenue. We (a) compared the amounts on the schedule to corresponding amounts appearing in the Company’s accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

We make no comment as to the completeness, appropriateness or manner of classification of mobile revenue or the appropriateness of the Company’s determination of what constitutes a mobile device.

G	Tickmark not used.

H

Compared to or recomputed from a corresponding amount in the Company’s unaudited consolidated financial statements as of March 31, 2018 and for the three-month periods ended March 31, 2018 and March 31, 2017 appearing in the Company’s Quarterly Report on 10-Q for the quarterly period ended March 31, 2018, for the corresponding date or period indicated, incorporated by reference in the Offering Memorandum, adjusted where appropriate for rounding or aggregation, and found such amounts to be in agreement.

To the extent applicable, we make no comment with respect to the reason given for changes between periods.

June 6, 2018
Twitter, Inc.	Page 5

I	Tickmark not used.

J	Compared to or recomputed from a corresponding amount in the Company’s audited consolidated financial statements as of December 31, 2014 and 2013 and for the year ended December 31, 2013 not included or incorporated by reference in the Offering Memorandum and found such amounts to be in agreement after giving effect to rounding or aggregation, if applicable.

K	Recomputed from amounts included in the Company’s unaudited condensed consolidated financial statements as of March 31, 2018 appearing in the Company’s Quarterly Report on 10-Q for the quarterly period ended March 31, 2018 incorporated by reference in the Offering Memorandum to give effect to (a) the issuance of the Notes after deducting the initial purchasers’ discount and the estimated offering expenses (“fees and estimated expenses”) and excluding the allocation to equity of the debt discount and fees and estimated expenses in accordance with ASC 470-20, Debt with Conversion and Other Options and (b) the impact on cash, cash equivalents and short-term investments for the note hedge and warrant transactions as described in “Use of Proceeds” section of the Offering Memorandum and found such amounts to be in agreement, after giving effect to rounding or aggregation, if applicable. We make no comment as to (i) whether the offering of the Notes will be consummated, (ii) whether the note hedge and warrant transactions will actually occur, (iii) the reasonableness of the net cost of the note hedge and warrant transactions, and (v) the reasonableness of the fees and estimated expenses.

It should be noted that Capitalization is not a measure of operating performance or liquidity defined by U.S. generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of Capitalization or its usefulness for any purposes.

L

Compared to or recomputed from a corresponding amount in the Company’s unaudited consolidated financial statements as of March 31, 2016, June 30, 2016, June 30, 2017, September 30, 2016 and September 30, 2017 and for the three-month periods ended March 31, 2016, June 30, 2016, June 30, 2017, September 30, 2016 and September 30, 2017 appearing in the Company’s respective Quarterly Report on 10-Q for the quarterly period ended March 31, 2016, June 30, 2017 and September 30, 2017, for the corresponding date or period indicated, not included or incorporated by reference in the Offering Memorandum, adjusted where appropriate for rounding or aggregation, and found such amounts to be in agreement.

As applicable, we make no comment with respect to the reason given for changes between periods.

M	Compared with a corresponding amount included in the Company’s accounting records and found such percentage to be 44%.

June 6, 2018
Twitter, Inc.	Page 6

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

9.	The procedures enumerated in paragraph 7 do not constitute an audit conducted in accordance with standards of the PCAOB. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

10.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11.	This letter is solely for the information of the addressees and to assist Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, and J.P. Morgan Securities LLC in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any purpose, including but not limited to the purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the Purchase Agreement or in any list of closing documents pertaining to the offering of securities covered by the Offering Memorandum.

Very truly yours,

June 6, 2018
Twitter, Inc.	Page 7

Attachment A	Selected pages from the Company’s Preliminary Offering Memorandum dated June 6, 2018

Attachment B	Selected pages from the Company’s Final Offering Memorandum dated June 6, 2018

Attachment C	Selected pages from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017

Attachment D	Selected pages from the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018

Attachment E	Selected pages from the Company’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2018

June 6, 2018
Twitter, Inc.	Page 8

ANNEX B

[Form of Lock-Up]

LOCK-UP AGREEMENT

Twitter, Inc.

Lock-Up Agreement

June 6, 2018

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Purchasers

named in Schedule I of the Purchase Agreement,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

 383 Madison Avenue

 New York, New York 10179

Re:	Twitter, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into a Purchase Agreement (the “Purchase Agreement”) on behalf of the several purchasers named in Schedule I to such agreement (collectively, the “Purchasers”), with Twitter, Inc., a Delaware corporation (the “Company”), providing for the placement of the Company’s Convertible Senior Notes due 2024 (the “Securities”) in a transaction not requiring registration under the Securities Act of 1933, as amended. The Securities will be convertible into cash, shares of common stock of the Company, par value $0.000005 per share (the “Common Stock”), or a combination of cash and shares of Common Stock at the Company’s election.

In consideration of the agreement by the Purchasers to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the Undersigned’s Shares:

(i)	as a bona fide gift or gifts,

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(iii)	by will or the laws of descent,

(iv)	in connection with the sale of the Undersigned’s Shares acquired in open market transactions after the date of the Purchase Agreement,

(v)	if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such stockholder or (B) as part of a distribution to an equityholder of the undersigned or to the estate of any such equityholder,

(vi)	to the Company, as forfeitures to satisfy any income, employment or social tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock units (including PRSUs) held by the undersigned and outstanding as of the date of the final Offering Memorandum relating to the Securities and described therein,

(vii)

if (A) the undersigned is an employee of the Company as of the date of transfer and (B) the Company does not elect to settle income tax withholding and remittance obligations of the undersigned (or the employer of the undersigned) in connection with the vesting of restricted stock units (including PRSUs) held by the undersigned by withholding shares of Common Stock as forfeitures pursuant to subclause (vi) above, then the undersigned may transfer up to that number of shares of the Common Stock underlying restricted stock units (including PRSUs) held by the undersigned that are vested and settled and necessary to satisfy income tax withholding and remittance obligations in connection with the vesting of restricted stock units (including PRSUs) outstanding as of the date of the final Offering Memorandum relating to the Securities and described therein (for avoidance of doubt, this right to transfer shares of Common Stock will apply on a particular date only with respect to Common Stock underlying restricted stock units (including PRSUs) held by the undersigned that are vested and settled on or before such date),

(viii)	to the Company, in connection with the receipt of shares of Common Stock upon the “net” or “cashless” exercise of options to purchase shares of Common Stock for purposes of exercising such options, including the payment of taxes due as a result of such exercise, with respect to stock options outstanding as of the date of the final Offering Memorandum and described therein, provided that any such shares of Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement,

(ix)	to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed in the final Offering Memorandum or pursuant to the agreements pursuant to which such shares were issued,

(x)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement,

(xi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(xii)	pursuant to a written plan of which you are aware meeting the requirements of Rule 10b5-1 under the Exchange Act entered into prior to the date of this letter agreement relating to the sale of the Undersigned’s Shares, or

(xiii)	with the prior written consent of the Representatives on behalf of the Purchasers;

provided, however, that in the case of subclauses (i), (ii), (iii), (v) and (xi) above, it shall be a condition to the transfer or distribution that each transferee, donee or distributee shall execute an agreement stating that such transferee, donee or distributee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this letter agreement; provided, further, that in the case of subclauses (i), (ii), (iii), (iv) and (v), it shall be a condition to the transfer or distribution that no filing under Section 16 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or voluntarily made during the Lock-Up Period in connection with such transfer or distribution; provided further, that in the case of subclauses (vii) and (viii), any filing under Section 16 of the Exchange Act required in connection therewith indicates that such transfer is to satisfy income tax withholding obligations in connection with the vesting of restricted stock units or the “net” or “cashless” exercise of options to purchase shares of Common Stock, as applicable; and provided, further, that in the case of subclause (xii), any filing under Section 16 of the Exchange Act required in connection therewith indicates that such transfer is pursuant to such written plan.

(b)	enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this letter agreement relating to the sale of the Undersigned’s Shares, if then permitted by the Company, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required or voluntarily made during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Purchasers, he or she will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to entry into the Purchase Agreement that it does not intend to proceed with the offering of the Securities; (ii) the Purchase Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the Securities to be sold thereunder; or (iii) June 13, 2018, in the event that the Purchase Agreement has not been executed by such date.

The undersigned understands that the Company and the Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

If one or more provisions of this Lock-Up Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Lock-Up Agreement and the balance of this Lock-Up Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]

SCHEDULE I TO LOCK-UP AGREEMENT

Jack Dorsey

Ned Segal

Vijaya Gadde

Matthew Derella

Robert Kaiden

Omid Kordestani

Martha Lane Fox

Debra Lee

Patrick Pichette

David Rosenblatt

Marjorie Scardino

Bret Taylor

Evan Williams